Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Brinker International:

We consent to the incorporation by reference in the Registration Statements No. 333-125289 and No. 333-157050 on Form S-8 of Brinker International, Inc. of our report dated May 30, 2012, appearing in this Annual Report on Form 11-K of The Brinker International 401(k) Savings Plan for the years ended December 31, 2011 and 2010.

/s/ Whitley Penn LLP

Dallas, Texas

May 30, 2012

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